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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 7, 2014, with respect to the consolidated financial statements of Wayfair LLC included in the Registration Statement (Form S-1) and related prospectus of Wayfair Inc. dated September 19, 2014.

/s/ Ernst & Young LLP

Boston, Massachusetts
September 19, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm